Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the use in this Registration Statement on Form S-8, of our report dated October 23, 2001 relating to the balance sheet of VoiceFlash Networks Incorporated as of July 31, 2001 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended July 31, 2001 and 2000.



                                                   /s/ Feldman Sherb & Co., P.C.
                                                   Feldman Sherb & Co., P.C.
                                                   Certified Public Accountants

November 16, 2001
New York, New York






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